Exhibit 10(c)

                             JACOBSON STORES INC.

                          Management Incentive Plan

Senior management incentives are based on accomplishing the key goals of our business plan. Incentives are structured to strive for excellence.

The management incentive plan is designed to:

       o foster an awareness of the Company's objective of consistent, profitable operation.

       o motivate senior management to meet the shorter term needs of shareholders without sacrificing long-term profitability.

       o encourage senior management to "stretch" for higher levels of performance in the future.

       o establish target incentives for each participant so that each person is aware of what payout percentages can be expected with various levels of accomplishment.

       o  encourage retention of key employees.

The principal features of the plan include:

       o  participation limited to salaried officers of the Company.

       o specific performance criteria and weightings established at the beginning of the year for each participant. (at the most senior level, primary emphasis placed on corporate goal achievement; at the VP-Staff level, primary emphasis placed on individual goal achievement).

       o potential payout as a percent of the base salary of each participant as follows:

                                              Threshold     Target     Maximum
                   % of target                   75%         100%          150%
                   % of target award              0%         100%          150%
            -------------------------------------------------------------------
            Chairman/CEO/President                0%          35%         52.2%
            Vice Chairman                         0           30          45
            SVPs                                  0           25          37.5
            VP - Store Group Manager              0           20          30
            VP - DMM                              0           20          30
            VP - Operations                       0           20          30
            VP - Staff Positions                  0           15          22.5
            -------------------------------------------------------------------


       o Threshold corporate performance criteria (announced at the beginning of the year) to be achieved before any payout is made under the plan.